Dina Lee
Assistant Vice President
and Assistant Counsel

March 6, 2002

Via Edgar
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Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

         Re:      Oppenheimer Real Estate Fund
                  Written Representation of Counsel
                  Registration No. 333-74582 File No. 811-10589
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To the Securities and Exchange Commission:

         On behalf of Oppenheimer Real Estate Fund (the "Fund") and pursuant to Paragraph (b)(4) of Rule 485 under the
Securities Act of 1933, as amended (the "1933 Act"), and in connection with an Amendment on Form N-1A which is
Post-Effective Amendment No. 3 to the 1933 Act Registration Statement of the Fund and Amendment No. 3 to its Registration
Statement under the Investment Company Act of 1940, as amended, the undersigned counsel, who prepared or reviewed such
Amendment, hereby represents to the Commission, for filing with such Amendment, that said Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                                              Sincerely,

                                                              /s/ Dina C. Lee
                                                              ------------------
                                                              Dina C. Lee
                                                              Assistant Vice President &
                                                              Assistant Counsel
                                                              (212) 323-5089